UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2006
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51846 (Commission File No.)	20-2660764 (IRS Employer Identification No.)

2 Corporate Drive
Shelton, Connecticut 06484
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

The information set forth under Item 5.02(c) with respect to the material agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

(c) On May 2, 2006, Clayton Holdings, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that David Keith Johnson, 46 years old, has been appointed President and Chief Operating Officer of the Company.  Mr. Johnson was the President and Chief Executive Officer of Long Beach Mortgage, a division of Washington Mutual, from 2003 until March 2006.  From 2001-2003, Mr. Johnson served as Executive Vice President and Chief Operating Officer of the commercial group of Washington Mutual.  Prior to joining Washington Mutual, Mr. Johnson served in various senior management positions at Bank United, including Chief Financial Officer of the mortgage division and in operations, sales and capital markets roles.  There are no family relationships between Mr. Johnson and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Johnson and any other person pursuant to which Mr. Johnson was selected as an executive officer of the Company.

On May 1, 2006, the Company entered into an Employment Agreement with Mr. Johnson to serve as President and Chief Operating Officer, effective May 8, 2006.  Mr. Johnson will receive an annual base salary of $375,000, and his 2006 target bonus will be 100% of his pro-rated annual salary.  His annual bonus in subsequent years will be determined by the Company, based upon a combination of Company and individual performance goals and targets established by the Company.   Pursuant to the terms of the Employment Agreement, Mr. Johnson will be granted an option for 100,000 shares of the Company’s common stock, of which 25% shall vest on May 31, 2007 and the remaining shares shall vest monthly over the following three years.  The stock option will be granted to Mr. Johnson on May 31, 2006, at an exercise price equal to the closing price on such date.  In addition, the Company will provide Mr. Johnson with $150,000 in relocation assistance in connection with his move from the Seattle, Washington area to Connecticut.

Mr. Johnson’s employment is terminable by either the Company or by Mr. Johnson.  In the event that Mr. Johnson’s employment is terminated by the Company without cause or by Mr. Johnson for “good reason” (as such term is defined in the Employment Agreement), then Mr. Johnson is entitled to receive his base salary and all medical and health benefits for 12 months following the termination date.  If Mr. Johnson’s employment is terminated without cause by the Company or by Mr. Johnson for “good reason” within 18 months of a “change in control” (as such term is defined in the Employment Agreement), then the Company shall pay Mr. Johnson, in a lump-sum payment, his base salary for 24 months following the termination and 200% of his target incentive bonus for the year in which the termination occurred.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on May 1, 2006, Mr. Johnson entered into our standard Employee Assignment of Inventions, Non-Competition and Confidentiality Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Johnson and the Company will also enter into an indemnification agreement, to be effective on May 8, 2006, which is in the form executed by all of our directors and executive officers.

Item 7.01            Regulation FD Disclosure.

The full text of the Company’s press release issued in connection with the announcement of Mr. Johnson’s hiring is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated May 1, 2006, by and between Clayton Holdings, Inc. and David Keith Johnson

10.2	Employee Assignment of Inventions, Non-Competition and Confidentiality Agreement, dated May 1, 2006, by and between Clayton Holdings, Inc. and David Keith Johnson

99.1	Press Release issued by Clayton Holdings, Inc. on May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.
May 5, 2006	By:	/s/ Frederick C. Herbst
Frederick C. Herbst
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement, dated May 1, 2006, by and between Clayton Holdings, Inc. and David Keith Johnson

10.2	Employee Assignment of Inventions, Non-Competition and Confidentiality Agreement, dated May 1, 2006, by and between Clayton Holdings, Inc. and David Keith Johnson

99.1	Press Release issued by Clayton Holdings, Inc. on May 2, 2006.